                                   EXHIBIT 3

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                 FORTEL, INC.,
                            a California Corporation

                                      into

                               ZITEL CORPORATION,
                            a California Corporation

--------------------------------------------------------------------------------

                        Pursuant to Section 1110 of the
               General Corporation Law of the State of California
--------------------------------------------------------------------------------


         Asa W. Lanum and Anna M. McCann certify that:

         1. They are President and Secretary of Zitel Corporation, a California corporation.

         2. That Zitel Corporation owns all of the outstanding shares of ZM Acquisition Corporation, a California corporation.

         3. That Zitel Corporation, by the following resolutions of its Board of Directors, duly adopted a meeting held April 21, 2000, determined to change the name of ZM Acquisition Corporation to FORTEL Inc. and to merge that corporation into Zitel Corporation, on the terms and conditions set forth in such resolutions:

                           RESOLVED, that the officers of this Corporation be
                  and they hereby are authorized and directed to take any and all actions and execute any and all documents necessary or appropriate to change the corporate name of ZM Acquisition Corporation to "FORTEL Inc."

                           FURTHER RESOLVED, that FORTEL Inc. be merged with and
                  into the Corporation and that the Corporation be the surviving corporation in such merger;

                           FURTHER RESOLVED, that the merger shall become
                  effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of California;


                                       1.

                           FURTHER RESOLVED, that upon the effectiveness of the
                  merger, the Corporation shall assume all of the liabilities and obligations of FORTEL Inc.; and

                           FURTHER RESOLVED, that upon the effectiveness of the
                  merger, the name of the Corporation shall be changed to "FORTEL Inc." and Article I of the Restated Articles of Incorporation of the Corporation shall be amended to read as follows:

                           "The name of this corporation is FORTEL Inc."

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct.


Dated as of May 5, 2000


                                                /s/ Asa W. Lanum
                                                --------------------------------
                                                Asa W. Lanum, President



                                                /s/ Anna M. McCann
                                                --------------------------------
                                                Anna M. McCann, Secretary


                                       2.